EXHIBIT 23 (D)(I)(B)


                              AMENDED AND RESTATED
                                   SCHEDULE A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                     BETWEEN
                                 WT MUTUAL FUND
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                             FUNDS OF WT MUTUAL FUND

                        Wilmington Broad Market Bond Fund
                   Wilmington Multi-Manager International Fund
                        Wilmington Large-Cap Growth Fund
                     Wilmington Multi-Manager Large-Cap Fund
                         Wilmington Large-Cap Value Fund
                         Wilmington Municipal Bond Fund
                       Wilmington Prime Money Market Fund
                    Wilmington Multi-Manager Real Asset Fund
                  Wilmington Short/ Intermediate-Term Bond Fund
                         Wilmington Small-Cap Core Fund
                     Wilmington Multi-Manager Small-Cap Fund
                     Wilmington Tax-Exempt Money Market Fund
                  Wilmington U.S. Government Money Market Fund
                   Wilmington Aggressive Asset Allocation Fund
                    Wilmington Moderate Asset Allocation Fund
                  Wilmington Conservative Asset Allocation Fund
                         Wilmington ETF Allocation Fund


Dated:  October 20, 2008

                              AMENDED AND RESTATED
                                   SCHEDULE B
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                               DATED JULY 1, 2005
                                     BETWEEN
                                 WT MUTUAL FUND
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION

                        INVESTMENT ADVISORY FEE SCHEDULE

                                                           ANNUAL FEE AS A PERCENTAGE
     FUND                                                  OF AVERAGE DAILY NET ASSETS ("ASSETS")
--------------------------------------------------------   -----------------------------------------------------------
     Aggressive Asset Allocation                           None

     Wilmington Broad Market Bond                          0.35% of the first $1 billion in Assets;
                                                           0.30% of the next $1 billion in Assets; and
                                                           0.25% of Assets over $2 billion

     Conservative Asset Allocation                         None

     Wilmington Multi-Manager International                0.35% of Assets

     Wilmington Large-Cap Growth                           0.60% of the first $1 billion in Assets;
                                                           0.55% of the next $1 billion in Assets; and
                                                           0.50% of Assets over $2 billion

     Moderate Asset Allocation                             None

     Wilmington Multi-Manager Large-Cap                    0.35% of Assets

     Wilmington Large-Cap Value                            0.60% of the first $1 billion in Assets;
                                                           0.55% of the next $1 billion in Assets; and
                                                           0.50% of Assets over $2 billion

     Wilmington Municipal Bond                             0.35% of the first $1 billion in Assets;
                                                           0.30% of the next $1 billion in Assets; and
                                                           0.25% of Assets over $2 billion

     Wilmington Prime Money Market                         0.37% of the first $1 billion in Assets;
                                                           0.33% of the next $500 million in Assets;
                                                           0.30% of the next $500 million in Assets; and
                                                           0.27% of Assets over $2 billion

                                                           ANNUAL FEE AS A PERCENTAGE
     FUND                                                  OF AVERAGE DAILY NET ASSETS ("ASSETS")
--------------------------------------------------------   -----------------------------------------------------------
     Wilmington Multi-Manager Real Asset                   0.35% on Assets; and

                                                           For assets allocated to the TIPS strategy, an
                                                           additional fee as follows: 0.07% of the first $25
                                                           million in Assets allocated to the TIPS strategy;
                                                           0.04% of the next $25 million in Assets allocated
                                                           to the TIPS strategy; and 0.02% of Assets over $50
                                                           million; and

                                                           For assets allocated to the Enhanced Cash
                                                           Strategy, an additional fee as follows: 0.08% of
                                                           Assets allocated to the Enhanced Cash Strategy.

     Wilmington Short/ Intermediate-Term Bond              0.35% of the first $1 billion in of Assets;
                                                           0.30% of the next $1 billion in Assets;
                                                           0.25% of Assets over $2 billion

     Wilmington Small-Cap Core                             0.75% of Assets

     Wilmington Multi-Manager Small-Cap                    0.35% of Assets

     Wilmington Tax-Exempt                                 0.37% of the first $1 billion in assets;
                                                           0.33% of the next $500 million in assets;
                                                           0.30% of the next $500 million in assets; and
                                                           0.27% of assets over $2 billion

     Wilmington U.S. Government                            0.37% of the first $1 billion in Assets;
                                                           0.33% of the next $500 million in Assets;
                                                           0.30% of the next $500 million in Assets; and
                                                           0.27% of Assets over $2 billion

     Wilmington ETF Allocation                             0.50% of the first $1 billion in Assets;
                                                           0.45% of the next $1 billion in Assets;
                                                           0.40% of Assets over $2 billion.

Dated: October 20, 2008